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                                                                    Exhibit 99.8


                         AUTOMATIC OPTION GRANT PROGRAM
                         ------------------------------

                   NOTICE OF GRANT OF AUTOMATIC STOCK OPTION
                           INITIAL 5,000-SHARE GRANTS

          This notice is used to evidence the initial 5,000-share automatic option grants to newly elected or appointed non-employee Board members. Unlike options granted under the Discretionary Option Grant Program which become exercisable in a series of installments over a four (4)-year period, the automatic option grants are immediately exercisable for any or all of the option shares as fully-vested shares of Class A Common Stock.

          The following information relating to the individual's grant should be inserted in the appropriate spaces in the Notice of Grant:

          1.   Optionee's name.

          2. Grant Date. This will be the date on which the optionee is in fact appointed to the Board as a new non-employee Board member.

          3. Exercise Price. This will be the closing selling price per share of the Company's Class A Common Stock on the Nasdaq National Market.

          4.   Expiration Date.  The option term is ten (10) years from the
               Grant Date. Accordingly, the Expiration Date must be the date immediately preceding the tenth anniversary of the Grant Date.
               For example, the Expiration Date of an option granted on
               December 1, 1997 would be November 30, 2007.
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                                                                   INITIAL GRANT
                                                                   -------------

                                 ODETICS, INC.
                   NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                   ----------------------------------------
                            AUTOMATIC STOCK OPTION
                            ----------------------

          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Class A Common Stock of Odetics, Inc. (the
"Corporation"):

          Optionee:_________________________________________________________
          --------
          Grant Date:_______________________________________________________
          ----------
          Exercise Price:  $___________________________________ per share
          --------------
          Number of Option Shares: 5,000 shares
          -----------------------
          Expiration Date:__________________________________________________
          ---------------
          Type of Option:  Nonstatutory Stock Option
          --------------
          Date Exercisable:  Immediately Exercisable
          ----------------

          Vesting Schedule:  The Option Shares shall be fully vested.
          ----------------

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Odetics, Inc. 1997 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

          Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

          No Impairment of Rights.  Nothing in this Notice or the attached
          -----------------------
Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.
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          Definitions.  All capitalized terms in this Notice shall have the
          -----------
meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

_________, 199__
     Date


                                    ODETICS, INC.


                                    By: ____________________________

                                    Title: _________________________



                                    ________________________________
                                    OPTIONEE

                                    Address: _______________________

                                    ________________________________


ATTACHMENTS
-----------
Exhibit A - Automatic Stock Option Agreement
Exhibit B - Plan Summary and Prospectus

                                       2.
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                                   EXHIBIT A
                                   ---------

                       AUTOMATIC STOCK OPTION AGREEMENT
                       --------------------------------
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                                   EXHIBIT B
                                   ---------

                          PLAN SUMMARY AND PROSPECTUS
                          ---------------------------